UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 9, 2004

Date of Report (Date of earliest event reported)

BLUE MARTINI SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-30925	94-3319751
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

2600 Campus Drive

San Mateo, California 94403

(Address of principal executive offices, including zip code)

(650) 356-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 9, 2004, pursuant to its 2000 Equity Incentive Plan, as amended, Blue Martini Software, Inc. (the “Company”) granted restricted stock to Company employees as part of a Company-wide restricted stock grant program.

The forms of restricted stock bonus agreement and grant notice are filed with this report as Exhibits 10.1 and 10.2, respectively. As part of the program, 392,000 shares were granted, including a total of 70,000 shares (combined) granted to Company officers as follows: 19,000 shares to Eugene Davis, Vice President of Product Development; 25,000 shares to Russell Gunderson, Vice President of Global Marketing and Business Development; and 26,000 shares to Eran Pilovsky, Chief Financial Officer.

The fair market value per share of restricted stock was $2.80, the price at which the Company’s shares closed on the Nasdaq National Market on December 8, 2004, the last trading day preceding the grant date. Shares granted under the program will vest as follows, contingent upon continued service to the Company: twenty percent (20%) on May 1, 2005; twelve and one-half percent (12.5%) on each of August 1, 2005, November 1, 2005, February 1, 2006, May 1, 2006, and August 1, 2006, and seventeen and one-half percent (17.5%) on November 1, 2006.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1	Form of Restricted Stock Bonus Agreement

10.2	Form of Restricted Stock Bonus Grant Notice

2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BLUE MARTINI SOFTWARE, INC.
(Registrant)
Dated: December 30, 2004
By:	/s/ Eran Pilovsky
Eran Pilovsky
Chief Financial Officer

3.